UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2010

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

Old National Bancorp (the “Company”) held its Annual Meeting of Shareholders on May 11, 2010 (“Annual Meeting”). Matters voted upon at the meeting were: (1) election of directors to serve for one year and until the election and qualification of their successors; and (2) ratification of the appointment of Crowe Horwarth LLP as the independent registered public accounting firm of the Company for the fiscal year December 31, 2010. The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set out below:

1. Election of eleven Directors to serve for one year and until the election and qualification of their successors.

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Joseph D. Barnette, Jr.	55,169,557	1,000,387	0	16,940,251
Alan W. Braun	51,812,844	4,357,100	0	16,940,251
Larry E. Dunigan	54,199,769	1,970,175	0	16,940,251
Niel C. Ellerbrook	55,299,408	870,536	0	16,940,251
Andrew E. Goebel	55,314,329	855,615	0	16,940,251
Robert G. Jones	54,207,391	1,962,553	0	16,940,251
Phelps L. Lambert	54,231,921	1,938,023	0	16,940,251
Arthur H. McElwee, Jr.	55,330,942	839,003	0	16,940,251
Marjorie Z. Soyugenc	54,197,225	1,972,719	0	16,940,251
Kelly N. Stanley	55,300,304	869,640	0	16,940,251
Linda E. White	54,273,288	1,896,656	0	16,940,251

2. The appointment of Crowe Horwarth as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved by the following vote.

For	Against	Abstentions	Broker Non-Votes
67,175,960	467,186	238,266	5,288,650

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

May 13, 2010	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: Executive Viced President and Chief Legal Officer